As filed with the Securities and Exchange Commission on February 27, 2017

Registration Statement No. 333-166248

Registration Statement No. 333-171299

Registration Statement No. 333-193906

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-166248

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-171299

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-193906

Under

the Securities Act of 1933

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	770422528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Innovation Way

Sunnyvale, California 94089

(408) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ankeena Networks, Inc. 2008 Stock Plan

Altor Networks, Inc. 2007 Stock Plan

Altor Networks, Inc. 2009 Israeli Equity Incentive Sub Plan

WANDL, Inc. 2013 Restricted Stock Unit Plan

(Full titles of the plan)

Brian M. Martin, Esq.

Senior Vice President and General Counsel

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 745-2000

Copies to:

Robert Mobassaly, Esq.

Vice President and Deputy General Counsel

Shahzia Rahman, Esq.

Assistant General Counsel

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

Telephone: (408) 745-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Juniper Networks, Inc., a Delaware corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain under such Registration Statements as described below:

•	Registration Statement on Form S-8 (No. 333-166248), pertaining to the registration of 468,473 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) underlying options and 353,703 shares of Common Stock underlying restricted stock units granted under the Ankeena Networks, Inc. 2008 Stock Plan, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 23, 2010.

•	Registration Statement on Form S-8 (No. 333-171299), pertaining to the registration of (i) 87,576 shares of the Company’s Common Stock underlying options and (ii) 155,308 shares of the Company’s Common Stock underlying restricted stock units granted under the Altor Networks, Inc. 2007 Stock Plan and Altor Networks, Inc. 2009 Israeli Equity Incentive Sub Plan, which was filed with the Commission on December 21, 2010.

•	Registration Statement on Form S-8 (No. 333-193906), pertaining to the registration of 629,414 shares of the Company’s Common Stock underlying restricted stock units granted under the WANDL, Inc. 2013 Restricted Stock Unit Plan, which was filed with the Commission on February 12, 2014.

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements as described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance at the termination of the offering, the Registrant hereby removes from registration all such securities of the Registrant registered under the Registration Statements as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 27, 2017.

Juniper Networks, Inc.

By	/s/ Brian M. Martin
Brian M. Martin Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Rahim	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2017
Rami Rahim

/s/ Kenneth Miller	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 27, 2017
Kenneth Miller

/s/ Terrance F. Spidell	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2017
Terrance F. Spidell

/s/ Scott Kriens	Chairman of the Board	February 27, 2017
Scott Kriens

/s/ Pradeep Sindhu	Vice Chairman of the Board and Chief Technical Officer	February 27, 2017
Pradeep Sindhu

/s/ Robert M. Calderoni	Director	February 27, 2017
Robert M. Calderoni

/s/ Gary Daichendt	Director	February 27, 2017
Gary Daichendt

/s/ Kevin DeNuccio	Director	February 27, 2017
Kevin DeNuccio

/s/ James Dolce	Director	February 27, 2017
James Dolce

/s/ Mercedes Johnson	Director	February 27, 2017
Mercedes Johnson

/s/ Rahul Merchant	Director	February 27, 2017
Rahul Merchant

/s/ William R. Stensrud	Director	February 27, 2017
William R. Stensrud